UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013 (November 25, 2013)

BRAZIL INTERACTIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26108	94-2901715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Brickell Avenue, Suite 900, Miami, Florida 33131

 (Address of principal executive offices)               (Zip Code)

(305) 789-6621

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (A) DEPARTURE OF DIRECTORS

On November 21, 2013, Douglas Leighton resigned as a director of Brazil Interactive Media, Inc. (the “Company”) before the expiration of his one-year term as director.  Mr. Leighton had expressed to the Company that he would submit his resignation as soon as the Company chose a replacement director with skills that the shareholders and the Board believed appropriate for the Company’s needs.  Section 3 of the Company’s Bylaws provides that any newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and not by the stockholders, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires.

ITEM 5.02 (C) ELECTION OF DIRECTORS AND OFFICERS

On November 25, 2013, in order to fill the vacancy on the Company board and pursuant to a resolution made in accordance with Section 3 of the Company’s bylaws, Andrea Villas Boas was elected as a director of the Company.  Ms. Andrea Villas Boas will serve as the Company’s director until the expiration of Ms. Villas Boas’s term, when she will be up for election by the shareholders.

The foregoing description is qualified in its entirety by the complete text of the Board Resolution attached as an exhibit to this Current Report on Form 8-K.

Ms. Villas Boas has served as a director of BIMI, Inc., a subsidiary of the Company, and as a key employee of EsoTV Brasil Promoção Publicidade Licenciamento e Comércio Ltda. (“EsoTV”), the Company’s Brazilian operating subsidiary, from November 28, 2012 until the present, and as a result of the Company’s business combination in March of 2013, became the majority beneficial shareholder of the Company. From 2011 to the present, she has served as a key employee, managing human resources for the Company’s Brazilian subsidiary EsoTV.

From 1994 to 2001, Ms. Villas Boas worked as human resources manager at Chase Manhattan Bank in São Paulo, Brazil. From 2001 to 2004, she served as director of human resources at ING Bank in São Paulo. From 2005 to the present, she has provided consulting services to Brazilian banks and businesses with Minds and Methods, a Brazilian human resources and management consulting firm she founded in 2005. From 2007 to 2009, she served as a director of the Brazilian Human Resources Association. Ms. Villas Boas earned her MBA in Human Resources from the University of São Paulo’s FIA Business School in 2000 and was awarded her undergraduate degree in psychology from the Catholic University of São Paulo in 1988.

Ms. Villas Boas’ experience with the Brazilian business environment and with human resources management will add value to the Company’s strategy and development efforts.

ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

10.1	Resolution by the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brazil Interactive Media, Inc.

Date: December 2, 2013	By:	/s/ Themistocles Psomiadis
Name: Themistocles Psomiadis
Title : Chief Executive Officer